UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): November 11, 2009
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry Into Material Definitive Agreement.
     In connection with the transition in management described in Item 5.02 of its Form 8-K filing on August 7, 2009, Chico’s FAS, Inc. (the “Company”) entered into an oral consulting agreement with Verna K. Gibson, a member of the Board of Directors of the Company, under the same general terms and conditions as previously disclosed in its Form 8-K filing on April 9, 2009. The Company and Ms. Gibson have agreed to modify the terms of their oral agreement. Under the terms of the revised oral agreement, Ms. Gibson has agreed to continue to serve as the Company’s interim Brand President—Soma Intimates and will receive monthly payments of $50,000 until such time as the Company appoints and transitions the duties and responsibilities of Ms. Gibson to a new Brand President—Soma Intimates. Furthermore, Ms. Gibson will be granted 50,000 shares of restricted stock which will vest 100% on the first anniversary of the grant date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: November 13, 2009	By:	/s/ Kent A. Kleeberger
Kent A. Kleeberger, Executive Vice President —
Chief Financial Officer and Treasurer

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